Exhibit 10.3

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This amended and restated agreement of limited partnership (this “Agreement”) of Hospitality Investors Trust Operating Partnership, L.P. (the “Partnership”), dated as of June 30, 2021, is entered into among (a) Hospitality Investors Trust, Inc., a Maryland corporation, as general partner and as limited partner (in its capacity as general partner, the “General Partner” and, in its capacity as a limited partner, the “HIT LP”); (b) Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, a Delaware limited liability company, as a limited partner (“BSREP LP” and together with the HIT LP, the “Limited Partners” and the Limited Partners together with the General Partner, the “Partners”); and (c) BSREP II Hospitality II Special GP OP LLC, a Delaware limited liability company, solely for the purposes set forth in Section 1.01 (“Special General Partner”).

WITNESSETH:

WHEREAS, the Partnership was formed on July 24, 2013 under the name “American Realty Capital Hospitality Operating Partnership, L.P.” pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and a certificate of limited partnership was filed with the Secretary of State of the State of Delaware, which certificate of limited partnership was amended on March 31, 2017, among other things, to change the name of the Partnership to “Hospitality Investors Trust Operating Partnership, L.P.” (the “Partnership Certificate”);

WHEREAS, the General Partner has previously entered into that certain Agreement of Limited Partnership of the Company, dated January 7, 2014, which was amended and/or restated from time to time thereafter pursuant to its terms, including most recently pursuant to that certain Twenty-Second Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 14, 2021 (collectively, the “Prior Agreement”);

WHEREAS, on May 19, 2021, the General Partner and the Partnership commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) captioned as In re Hospitality Investors Trust, Inc., et al., Case No. 21-10831 (CTG), and concurrently filed the Joint Prepackaged Plan of Reorganization (as amended, supplemented, or modified from time to time, including by Docket No. 109, the “Plan of Reorganization”);

WHEREAS, on June 23, 2021, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (A) Approving Prepetition Solicitation Procedures, (B) Approving Adequacy of Disclosure Statement, and (C) Confirming Joint Prepackaged Chapter 11 Plan for Hospitality Investors Trust, Inc. and Hospitality Investors Trust Operating Partnership, L.P. [Docket No. 126] (the “Final Order,” and together with the Plan of Reorganization, the “Plan and Order”);

WHEREAS, the Partners and the Partnership desire to amend and restate the Prior Agreement to carry out the Plan and Order under the Bankruptcy Code; and

WHEREAS, the Special General Partner desires to withdraw from the Partnership and desires to enter into this Agreement solely for the purpose of withdrawing from the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
ORGANIZATION

1.01.        Continuation of the Partnership. The Partners hereby agree to continue the Partnership pursuant to the provisions of this Agreement (which shall amend and restate the Initial Agreement in its entirety) and the Delaware Revised Uniform Limited Partnership Act, Del. Code Tit. 6, Section 17-101, et seq. (as amended from time to time, the “Partnership Act”). The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as otherwise expressly provided herein to the maximum extent permitted by the Partnership Act. The Special General Partner hereby withdraws as a partner of the Partnership with effect immediately upon the execution hereof and thereafter shall have no further rights, interests, liabilities or obligations as a Partner under or in respect of the Partnership.

1.02.        Name. The name of the Partnership shall continue as Hospitality Investors Trust Operating Partnership, L.P. The business of the Partnership may be conducted, upon compliance with all applicable laws, under any name designated by the General Partner; provided, that (i) such name contains the words “Limited Partnership” or the abbreviation “L.P.”, (ii) such name shall not contain the name of any Limited Partner without the consent of such Limited Partner and (iii) the General Partner shall give reasonable notice of any such change to the Limited Partners.

1.03.        Office of the Partnership. The Partnership shall maintain its principal office at Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, Delaware 19808, and may establish such other offices or places of business for the Partnership as the General Partner may deem appropriate.

1.04.        Registered Office of the Partnership. The Partnership shall maintain its registered office in the State of Delaware at 2711 Centerville Road Suite 400, Wilmington, Delaware 19808, and the name of the registered agent whose office address will be the same as the registered office is Corporation Service Company. Such registered office may be changed by the General Partner to any other address in Delaware; provided, that the General Partner shall notify the Limited Partners of such change within a reasonable period of time thereafter.

1.05.        Purposes of the Partnership.

(a)   The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Partnership Act and engaging in any and all activities necessary or incidental to the foregoing.

(b)   In furtherance of its purpose, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, except that nothing contained herein shall be construed as authorizing the Partnership to possess any power or purpose, or to do any act or thing such that the Limited Partners would not have limited liability to the same extent in all material respects as is provided under the Partnership Act and this Agreement or that would constitute a violation of any other applicable law.

1.06.        Term of the Partnership. The existence of the Partnership commenced on the date that the Partnership Certificate was filed with the State Office and shall continue until termination thereof in accordance with the provisions of this Agreement.

1.07.        Organizational Certificates and Other Filings.

(a)   The General Partner shall attend to all filing, recording, publishing and other acts as may be appropriate to comply with any filings required to be made by the Partnership.

(b)   The General Partner shall cause the Partnership to be qualified or registered under foreign limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business to the extent such qualification or registration is necessary or, in the judgment of the General Partner, advisable in order to protect the limited liability of the Limited Partners or to permit the Partnership to lawfully own property or transact business, and shall cause the Partnership not to own property or transact business in any such jurisdiction until it is so qualified or registered.

Article II
MANAGEMENT OF PARTNERSHIP

2.01.        Management by General Partner. (a) Except as otherwise expressly provided in this Agreement or by law, the General Partner is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Partnership and to make all decisions affecting Partnership affairs, as deemed proper, convenient or advisable by the General Partner to carry on the business of the Partnership as described in paragraph 1.05. Without limiting the generality of the foregoing, all of the Partners hereby specifically agree and consent that the General Partner may, on behalf of the Partnership, at any time, and without further notice to or consent from any Limited Partner, do the following: (i) make and dispose of investments on such terms as the General Partner shall determine; (ii) borrow and lend funds; (iii) pay all expenses, debts and obligations of the Partnership; and (iv) enter into any and all contracts, agreements, evidences of indebtedness or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Partnership (including, without limitation, derivative contracts).

(b)   Third parties dealing with the Partnership may rely conclusively upon the power and authority of the General Partner as set forth herein. The signature of the General Partner shall be sufficient to bind the Partnership in every manner to any agreement or on any document, including, but not limited to, those made in connection with the acquisition or disposition of any investment.

(c)   Except as expressly provided herein, the Limited Partners shall not participate in, or take part in the control of, the Partnership business and shall have no right or authority to act for or to bind the Partnership. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by the Limited Partners in the control of the business of the Partnership so as to make the Limited Partners liable as a general partner for the debts and obligations of the Partnership for purposes of the Partnership Act. A Limited Partner may not perform any actions prohibited to limited partners under the law of any jurisdiction where the Partnership conducts business.

2.02.        Certain Transactions. The fact that a Partner or any affiliate of a Partner is directly or indirectly interested in or connected with any person, firm or corporation employed by the Partnership to render or perform a service, or from which or to whom the Partnership may buy or sell any property, shall not prohibit the Partnership from employing or dealing with such person, firm or corporation.

2.03.        Tax Elections and Certain Tax Filings. (a) No Partner shall make an election to have the Partnership treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b)   (i) The Partners hereby authorize each Tax Filing Authorized Person, and such other person as the General Partner shall designate from time to time, acting alone, to file (as relevant) IRS Forms SS-4, W-8 BEN-E, W-8-IMY, W-9, 8832 and 2553, such other similar tax forms as are customary to file with any U.S. federal, state, local or foreign governmental authorities in connection with the formation, activities and/or elections of a limited partnership and such other tax forms as may be approved from time to time by the General Partner. The Partners further hereby ratify and approve any such filing made by any Tax Filing Authorized Person or such other person prior to the date hereof.

(ii)                 “Tax Filing Authorized Persons” for purposes of the foregoing means person as the General Partner shall designate from time to time.

(iii)                 Each Tax Filing Authorized Person’s authority shall automatically terminate when such person ceases, for any reason, to be employed by the Partnership or any entity affiliated with the Partnership or otherwise designated by the General Partner.

(iv)                 Any Tax Filing Authorized Person’s authority may be revoked, either with or without cause, by the General Partner at any time.

2.04.        Admission of Additional Partners. The General Partner, in its sole discretion, may admit one or more additional Limited Partners to the Partnership at any time on such terms and conditions as the General Partner may reasonably determine. The General Partner shall make adjustments to this Agreement, including with respect to the distributions to the Limited Partners, as it deems necessary to reflect the admission of new Limited Partners. No additional Limited Partner shall be admitted to the Partnership if the admission of such Limited Partner would cause a dissolution of the Partnership under the Partnership Act, cause the Partnership assets to be deemed to be “plan assets” for purposes of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, cause the Partnership to be deemed to be an “investment company” for purposes of the Investment Company Act of 1940, as amended from time to time, or would materially violate, or cause the Partnership materially to violate, any material applicable law or regulation, including any applicable U.S. federal or state securities laws.

Article III
UNITS; CAPITAL CONTRIBUTIONs; DISTRIBUTIONS

3.01.    Units.

(a)       Each Partner’s interest in the Partnership, including such Partner’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Partnership and the right to vote, if any, on certain Partnership matters as provided in this Agreement shall be represented by units of Partnership interests (each, a “Unit”). The Partnership shall initially have two (2) authorized types of Units, consisting of limited partner Units (the “LP Units”) and general partner Units (the “GP Units”). To the extent that the Partnership reacquires any Units by purchase, redemption or otherwise, such reacquired Units shall not be cancelled unless the General Partner determines otherwise and may be reissued, and pending their reissuance, shall be treated as authorized but unissued Units. As of the date hereof, each of the Partners has been issued the number of Units as indicated on the Exhibit A hereto (the “Schedule of Partners”), as may be amended from time to time.

(b)       Issuance of Additional Units. Subject to the express provisions of this Agreement and any related agreements to which the Partners are parties, the General Partner shall have the right to cause the Partnership to issue at any time after the date hereof, and for such amount and form of consideration as the General Partner may determine, (i) additional Units (of existing classes or series or new classes or series, including new classes or series that have economic rights superior to existing classes or series), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units and (iii) warrants, options or other rights to purchase or otherwise acquire Units, and in connection therewith, and, subject to the provisions of Section 8.01 and this Section 3.01(b), the General Partner shall have the power to make amendments to this Agreement as the General Partner in its sole and absolute discretion deems necessary or appropriate to give effect to such additional issuance.

3.02.    Partnership Capital; Investments.

(a)       Each Partner shall be deemed to have made the capital contributions as set forth on the Schedule of Partners (each, a “Capital Contribution”). Capital Contributions shall be used, in the General Partner’s sole discretion, for any Partnership purpose, including, without limitation, the making of investments and the payment of Partnership expenses.

(b)       No Partner shall be paid interest on any of its Capital Contributions.

(c)       Except as otherwise provided in this Agreement, no Partner shall have any right to demand the return of its Capital Contributions.

3.03.    Capital Accounts.

(a)       The Partnership shall maintain a separate capital account for each Limited Partner (each a “Capital Account”) according to the rules of Regulations (as defined below) Section 1.704-1(b)(2)(iv). The Capital Account of each Limited Partner shall be credited initially with an amount equal to such Limited Partner’s initial Capital Contribution as set forth on the Schedule of Partners. For the purposes of this Agreement, “Regulations” shall mean the regulations, including temporary regulations, promulgated by the United States Treasury Department under the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”), as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(b)       The Capital Account of each Limited Partner shall (i) be credited with (A) the amount equal to such Limited Partner’s Capital Contributions set forth on the Schedule of Partners and (B) any liabilities of the Partnership that are assumed by such Limited Partner or secured by any property distributed to such Limited Partner, and (ii) be debited with (A) the amount of cash and the gross asset value of any property distributed by the Partnership to such Limited Partner in accordance with 3.09(c) below, and (B) the amount of any liabilities of such Limited Partner assumed by the Partnership or that are secured by any property contributed by such Limited Partner to the Partnership.

(c)       The Partnership may, upon the occurrence of the events specified in Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts of the Limited Partners in accordance with the rules of such Regulations and Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.

(d)       No Limited Partner shall be required to make any Capital Contributions to the Partnership in excess of its Initial Capital Contribution without the express written consent of such Limited Partner.

3.04.    Negative Capital Accounts. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.

3.05.    Distributions.

(a)       The General Partner shall have sole and absolute discretion regarding the amount and timing of distributions (whether in cash, property or securities) to the Limited Partners (“Distributions”), and all such Distributions shall be made to each Partner pro rata in accordance with the number of LP Units held by such Limited Partners. The General Partner may reserve amounts for anticipated expenses or contingent liabilities of the Partnership.

Article IV

RESTRICTIONS ON TRANSFER OF UNITS

4.01       Transfer of General Partner’s GP Units. The General Partner may (i) assign, sell or otherwise dispose of all or any fraction of its GP Units, (ii) admit an additional person as general partner, (iii) withdraw from the Partnership, (iv) merge with or into any person or (v) enter into any agreement as a result of which another person may have an interest as a general partner in the Partnership. If at any time there is more than one general partner of the Partnership, the withdrawal of one general partner of the Partnership will not cause the dissolution of the Partnership and the remaining general partner is authorized to, and shall, continue the business of the Partnership without dissolution.

4.02     Restrictions on Limited Partner Transfers. No Limited Partner may transfer any LP Units without the prior written consent of the General Partner. No transfer or attempt to transfer any LP Units in violation of the preceding sentence shall be effective or valid hereunder. In addition, no Transfer shall be effective or valid hereunder unless the transferee is at such time a party to this Agreement or has previously executed and delivered to the Partnership a joinder agreement in a form provided by the General Partner.

Article V
DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

5.01.    Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the first occurrence of either of the following:

(i)                 termination hereof by consent of the General Partner; or

(ii)                 any winding up required by operation of law.

5.02.    Winding Up. Upon dissolution of the Partnership, the General Partner shall proceed diligently to wind up the affairs of the Partnership and distribute its assets.

5.03.    Liquidation and Termination. Upon dissolution of the Partnership, as expeditiously as the General Partner shall determine under the circumstances, all of the assets of the Partnership, or the proceeds therefrom, shall be distributed or used in the following manner and order:

(i)                 to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves); and

(ii)                 to the Partners in accordance with, and subject to, Section 3.05.

At such time as the distributions provided for in (i) and (ii) above have been made, the General Partner shall file a certificate of cancellation with the State Office cancelling the Partnership Certificate and the Partnership shall terminate.

5.04.    Accounting on Liquidation. Upon liquidation, a proper accounting shall be made by the Partnership’s accountants of the Partnership’s assets, liabilities and results of operations through the last day of the month in which the Partnership is terminated.

Article VI
BOOKS AND RECORDS

6.01.    Fiscal Year and Method of Accounting. The profits and losses of the Partnership shall be determined for each fiscal year in accordance with U.S. generally accepted accounting principles. The General Partner shall select the appropriate method of accounting and the beginning and end of its fiscal year.

6.02.    Records. The books and records of the Partnership shall be maintained at the principal office and place of business of the Partnership.

6.03.    Financial Statements and Reports. The General Partner shall oversee the accounting, tax and record keeping matters of the Partnership.

Article VII
INDEMNIFICATION

7.01.    Indemnification.

(a)        To the fullest extent permitted by law, the Partnership shall indemnify, defend and hold harmless the General Partner, the Limited Partners and their affiliates and each of their respective employees, directors, officers, agents, shareholders, partners and members (each, an “Indemnified Person”) from and against any loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) (each a “Loss” and collectively “Losses”) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such Indemnified Person on behalf of the Partnership in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement; provided, that such acts or omissions of such Indemnified Person are not found by a court of competent jurisdiction or in a final arbitration proceeding to constitute fraud, gross negligence or willful misconduct. Expenses, including legal fees, incurred by an Indemnified Person and relating to any claim, demand, lawsuit, action or proceeding for which indemnification is sought under this paragraph 7.01 shall be paid by the Partnership upon demand by the Indemnified Person; provided that the Indemnified Person shall reimburse the Partnership for such expenses if it is ultimately determined that such Indemnified Person is not entitled to indemnification hereunder.

(b)        Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty (except a guaranty by a Limited Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty), contractual obligation for any indebtedness or other obligation or otherwise for any indebtedness of the Partnership or any subsidiary of the Partnership (including any indebtedness which the Partnership or any subsidiary of the Partnership has assumed or taken subject to) and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.01 in favor of any Indemnified Person having or potentially having liability for any such indebtedness.

(c)        Any indemnification pursuant to this Section 7.01 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.01.

(d)        The indemnification provided by this Section 7.01 shall be in addition to any other rights to which an Indemnified Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnified Persons are indemnified.

(e)        The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnified Persons and other such Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)       An Indemnified Person shall not be denied indemnification in whole or in part under this Section 7.01 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)       The provisions of this Section 7.01 are for the benefit of the Indemnified Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)       Any amendment, modification or repeal of this Section 7.01 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnified Person under this Section 7.01, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Article VIII
GENERAL PROVISIONS

8.01.        Amendments to this Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time by the General Partner.

8.02.        Entire Agreement. This Agreement supersedes all prior agreements (including, for the avoidance of doubt, the Prior Agreement) with respect to the subject matter hereof. This instrument contains the entire agreement with respect to such subject matter. This instrument may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the General Partner. No waiver of any provision hereof shall be deemed a waiver of any other provision nor shall any such waiver by any party be deemed a continuing waiver of any matter. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

8.03.        Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, “Notices”) authorized or required to be given pursuant to this Agreement shall be given in writing, shall be either personally delivered to the Partner to whom it is given or delivered by an established delivery service by which receipts are given or mailed by first-class mail, postage prepaid, or sent by facsimile or electronic mail, addressed to the Partner at the following addresses (or at such other address for a Partner as shall be specified by like notice):

if to any Partner, to:

Hospitality Investors Trust, Inc.

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, NY 10022
Attention: Paul Hughes, General Counsel

Email: phughes@hitreit.com

with a copy (which shall not constitute notice) to:

Brookfield Property Group
250 Vesey Street, 11th Floor
New York, NY 10281
Attention: BPG Transactions Legal
Email: realestatenotices@brookfield.com

All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the next business day after having been sent by facsimile transmission or electronic mail; (iii) five (5) business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

8.04.        Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner as the true and lawful representative and attorney-in-fact of such Limited Partner, in the name, place and stead of such Limited Partner, with full power of substitution, (i) to make, execute, deliver and file this Agreement, (ii) to make, execute, sign, acknowledge, swear to, record, deliver and file any amendment or restatement of this Agreement duly adopted in accordance with the terms of this Agreement and such other instruments, documents and certificates which may from time to time be required or permitted by the Partnership Act or other applicable law, (iii) to effectuate, implement and continue the existence or qualification to do business of the Partnership in any jurisdiction, (iv) in connection with any tax returns, filings or related matters, (v) to execute any documentation in connection with the admission of a Limited Partner to the Partnership and to facilitate such Limited Partner becoming a party to this Agreement or (vi) all other instruments or papers not inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Partnership. This power of attorney granted hereby is coupled with an interest, shall be irrevocable and shall survive and not be affected by the subsequent bankruptcy, withdrawal, dissolution, incapacity, death or disability of the applicable Limited Partner.

8.05.        Governing Law; Venue. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In particular, the Partnership is formed pursuant to the Partnership Act, and the rights and liabilities of the General Partner and each Limited Partner shall be as provided therein, except as herein otherwise expressly provided.

(b)       Any action or proceeding, however characterized, relating to or arising out of this Agreement, or in connection with the subject matter hereof shall be maintained in the United States District Court for the Southern District of New York or, to the extent such court does not have subject matter jurisdiction, any New York State court sitting in the Borough of Manhattan in the City of New York, and the General Partner and each Limited Partner, each for itself, its successors and permitted assigns, hereby irrevocably submits to the non-exclusive jurisdiction of such courts for the purposes of any such action or proceeding.

8.06.        Future Actions. The Partnership and the Partners shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

8.07.        No Third Party Rights. Except as set forth in paragraph 7.01, this Agreement is intended solely for the benefit of the parties hereto and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon, or creating any rights in favor of, any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement) or any other person other than the parties hereto. The General Partner may make, execute, record and file on its own behalf and on behalf of the Partnership all instruments and other documents (including one or more separate indemnification agreements between the Partnership and individual Indemnified Persons) that the General Partner deems necessary or appropriate in order to extend the benefit of this Agreement to the Indemnified Persons.

8.08.        Successors and Assigns. No Limited Partner may assign or transfer any of its rights or obligations hereunder without the prior written consent of the General Partner (which may be granted or withheld in the sole discretion of the General Partner). Any purported assignment or transfer in violation of the foregoing sentence shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

8.09.        Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

8.10.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

8.11.        Effectiveness. This duly executed Agreement shall become effective at 11:59 p.m. Eastern Time on June 30, 2021.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER

Hospitality Investors Trust, Inc.

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	President, Chief Financial Officer and Treasurer

LIMITED PARTNER

Hospitality Investors Trust, Inc.

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	President, Chief Financial Officer and Treasurer

LIMITED PARTNER

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC

By:	/s/ Murray Goldfarb
	Name:	Murray Goldfarb
	Title:	Managing Partner

Acknowledged and agreed,
solely for the purposes of Section 1.01:

WITHDRAWING PARTNER

BSREP II Hospitality II Special GP OP LLC

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

Signature Page to Hospitality Investors Trust Operating Partnership, L.P. – A&R Agreement of Limited Partnership

EXHIBIT A

Schedule of Partners

Name and Address of Partner	Type of Unit	Capital Contribution	Number of Partnership Units	Percentage Interest of Applicable Class
Hospitality Investors Trust, Inc. (65 East 55th St., Suite 801, New York, NY 10022)	GP Units LP Units		8,888 38,816,717	100% 98%
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (250 Vesey Street, 11th Floor, New York, NY 10281)	LP Units	Approximately $395.3 million in Class C Units[1]	792,178	2%

1        The units are being issued in exchange for the contribution of the “Class C Units” (issued and outstanding units of limited partner interest in the OP) held by Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC under the Plan of Reorganization.